As filed with the Securities and Exchange Commission on April 3, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nogin, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7372	86-1370703
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1775 Flight Way STE 400

Tustin, CA 92782

(949) 222-0209

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Bassiri

General Counsel and Vice President of Corporate and Business Development

1775 Flight Way STE 400

Tustin, CA 92782

(949) 222-0209

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter Handrinos, Esq. Latham & Watkins LLP 200 Clarendon Street, 27th Floor Boston, MA 02116 |(617) 948-6000	John M. Greer Ryan J. Lynch Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, TX 77002 (713) 546-5400	Faith L. Charles Naveen Pogula Thompson Hine LLP 335 Madison Ave, 12th Floor New York, New York 10017 (212) 908-3907

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-269765

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, or the Securities Act, for the sole purpose of increasing the aggregate offering price of shares of common stock, pre-funded warrants, common warrants and shares of common stock issuable upon exercise of the pre-funded warrants and common warrants to be offered by Nogin, Inc., or the Registrant, by $8,000,000. The contents of the Registration Statement on Form S-1 (File No. 333-269765) filed by the Registrant with the Securities and Exchange Commission, or the Commission, pursuant to the Securities Act, or the Prior Registration Statement, which was declared effective by the Commission on April 3, 2023, including all exhibits to the Prior Registration Statement, are incorporated by reference into this Registration Statement. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Filing Fees table contained in the Prior Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

Incorporated by Reference
Exhibit		Form	Exhibit	Filing Date

5.1**	Opinion of Latham & Watkins LLP.

23.1	Consent of Grant Thornton LLP.

23.2**	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (included on signature page of the initial filing of this Registration Statement).

107**	Filing Fee Table.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized, on this 3rd day of April, 2023.

Nogin, Inc.

By:	/s/ Jonathan S. Huberman
Name:	Jonathan S. Huberman
Title:	Chief Executive Officer, President and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Jonathan S. Huberman Jonathan S. Huberman	Chief Executive Officer, President and Chairman of the Board of Directors (Principal Executive Officer)	April 3, 2023

/s/ Shahriyar Rahmati Shahriyar Rahmati	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 3, 2023

* Geoffrey Van Haeren	Chief Technology Officer and Director	April 3, 2023

* Wilhelmina Fader	Director	April 3, 2023

* Eileen Moore Johnson	Director	April 3, 2023

* Hussain Baig	Director	April 3, 2023

* Andrew Pancer	Director	April 3, 2023

By:	/s/ Jonathan S. Huberman
Name:	Jonathan S. Huberman
Title:	Attorney-in-fact

II-2